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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF THE COMPANY

Direct Subsidiary:          Columbia County Farmers National Bank, chartered
                            under the laws of the United States of America, a
                            national banking association.

Direct (50 percent Owned)
Subsidiary:                 Neighborhood Group, Inc., incorporated under the
                            laws of the Commonwealth of Pennsylvania.


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